UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 16, 2023
(Earliest Event Date requiring this Report: May 9, 2023)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.)

431 Fairway Drive, Suite 200
Deerfield Beach, Florida 33441
(Address of principal executive offices)
(954) 570-8889, ext. 313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2023, and pursuant to a written consent solicitation to four (4) holders of record of Common Stock, $0.0001, ("Common Stock") of Capstone Companies, Inc., a Florida corporation, ("Company"), the Company received sufficient written consents from those shareholders to approve the following corporate actions, which corporate actions are not effective until: the filing of a Definitive 14C information statement with the Commission and the lapse of twenty days thereafter, and, with respect to the amendment of the Company’s Amended and Restated Articles of Incorporation (“Articles”), the filing of an amendment to the Articles with the Secretary of State of the State of Florida:

1. Election of Directors. The following incumbent directors were re-elected by following written consent of shareholders for a term ending with the election and assumption of office by successors in 2024:

Name of Director	Votes FOR	Withheld Votes
Stewart Wallach	26,663,665	-0-
George Wolf	26,663,665	-0-
Jeffrey Postal	26,663,665	-0-
Jeffrey Guzy	26,663,665	-0-

Votes FOR represented approximately 55% of issued and outstanding shares eligible to vote or consent as of the record date.

2. Ratification of Public Auditors for Fiscal Year 2023

D. Brooks & Associates, CPAs, PC, current public auditor of the Company, was ratified by following written consent of shares of Common Stock to serve as public auditor of the Company for fiscal year 2023.

VOTES FOR	VOTES AGAINTS	VOTES ABSTAIN
26,663,665	-0-	-0-

Votes FOR represented approximately 55% of issued and outstanding shares eligible to vote or consent as of the record date.

3.       Amendment of Amended and Restated Articles of Incorporation. Amendment of Article 1 of the Articles were approved by following written consent of shares of Common Stock:

VOTES FOR	VOTES AGAINTS	VOTES ABSTAIN
26,663,665	-0-	-0-

Votes FOR represented approximately 55% of issued and outstanding shares eligible to vote or consent as of the record date.

No other matters were presented for written consent of the shareholders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As reported in Item 5.02 above, the Company received sufficient written consents from holders of shares of Common Stock to approve an amendment to Article 1 of the Articles. The amendment to the Articles restates Article 1 to read as stated below and in order to increase the authorized shares of Common Stock to 300 million from 60 million. The amendment will not be effective until the Company files a Definitive 14C Information Statement with the Commission, twenty days has lapsed from that filing and an amendment to the Articles is filed with the Secretary of State of the State of Florida.

Text of Amendment: Article 1: Authorized Shares. The maximum number of shares which the Corporation is authorized to issue is 300,000,000 shares, of which 295,000,0000 shares shall be Common Stock, par value $0.0001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock (the "Preferred Stock").

Reasons for the Proposed Authorized Capital Increase. Purpose of the amendment of Article 1 of the Articles (the “Authorized Capital Increase”) is to provide sufficient shares of Common Stock for equity financing or reserve of shares of Company Common Stock to cover: (1) any merger or other business combination transaction involving the Company and an exchange of shares of Company Common Stock; (2) any funding requiring issuance of or escrow of shares of Company Common Stock in a conversion of a convertible debt instrument, as part of consideration or payment of funding, or other related reasons; or (3) a registered public or private offering of shares of Common Stock to fund a significant corporate action or provide working capital. Company does not have a legally binding agreement to consummate any of the aforementioned corporate actions or transactions, but the Company believes that having the available authorized shares permits the Company to act in the event of any significant corporate action or transaction, especially fundings, without the delay of increasing the authorized number of shares of capital stock.

Company’s traditional business line of LED lighting products has matured and no longer produces revenue to sustain Company operations. Efforts to establish the Company’s Connected Surfaces Smart Mirror as a primary product line that generates sufficient revenues to support operations have not succeeded as of the date of this Information Statement. The Company is exploring third party funding to sustain operations as well as exploring possible new product lines or new primary business lines for the Company. There is no assurance that the Company will be able to consummate any corporate transaction to fund new products, a new business line or new product lines, which failure to consummate may result in the Company being unable to sustain operations. Company relies on funding from directors and affiliates to cover basic overhead.

Future Dilution; Anti-Takeover Effects. SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Articles will provide that the number of authorized shares of Common Stock will be Three Hundred Million (300,000,000), once effected, the increase in the number of shares authorized for issuance will result in an increase in the number of authorized but unissued shares of our Common Stock which could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Company in respect of the Authorized Capital Increase. Company has not proposed the Authorized Capital Increase with the intention of using the additional authorized shares for anti-takeover purposes. An increase in the number of authorized shares of Common Stock could have other effects on shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our authorized shares could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of shareholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult or too expensive to pursue. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain voting control of the Company without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares authorized for issuance may therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase in the number of shares authorized for issuance may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal that is favorable to public shareholders.

There may be certain other disadvantages suffered by shareholders as a result of the Authorized Capital Increase. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the Common Stock because of the additional authorized shares of Common Stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 81.37% of current authorized and issued shares of Common Stock under our present capital structure but would own only 16.27% of the authorized and issued shares of Common Stock under our capital structure after the Authorized Capital Increase. The decision to issue shares of Common Stock that could dilute the position of current shareholders can be made by our Board alone, and no further shareholder vote or consultation would be required for such an issuance.

Under the current capitalization of the Company, two shareholders, who are a director and a director-senior officer of the Company, and one public shareholder have sufficient shares of Common Stock to approve or block any proposed corporate action requiring shareholder approval. There is no known agreement among these shareholders to act as a group in voting their shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ Stewart Wallach

Stewart Wallach, Chief Executive Officer

Dated: May 16, 2023